As filed with the Securities and Exchange Commission on November 13, 2008

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Solera Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1103816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(858) 724-1600

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jack Pearlstein

Chief Financial Officer

Solera Holdings, Inc.

15030 Avenue of Science

San Diego, California 92128

(858) 724-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Gregory C. Vogelsperger

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Telephone: (312) 861-2000

Telecopy: (312) 861-2200

Approximate date of commencement of proposed sale to the public:    From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate offering price and number of shares is being registered for sale at indeterminate prices.
(2)	In accordance with Rule 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Solera Holdings, Inc.

Common Stock

We may offer and sell from time to time shares of our common stock covered by this prospectus. We may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. If any underwriters are involved in the sale of shares of our common stock covered by this prospectus, we will set forth the names of such underwriters and any applicable commissions or discounts in a prospectus supplement. The net proceeds to us from any such sale also will be set forth in a prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on The New York Stock Exchange under the symbol “SLH”. On November 12, 2008 the last reported sale price of our common stock on The New York Stock Exchange was $20.51 per share. Prospective purchasers of our common stock are urged to obtain current information as to the market price of our common stock.

Investing in our common stock involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell shares of our common stock in one or more offerings. Each time our common stock is offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of any offering of our common stock pursuant to this prospectus, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information under the heading “Where You Can Find More Information.” To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell our common stock in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

The terms “we,” “us,” “our,” “our company,” “the company” and “our business” collectively refer to: (1) the combined operations of the Claims Services Group for periods prior to the acquisition of the Claims Services Group by subsidiaries of Solera Holdings, LLC from Automatic Data Processing, Inc. in April 2006, which is referred to herein as the Acquisition, (2) the consolidated operations of Solera Holdings, LLC for the periods following the Acquisition and prior to the completion of its corporate reorganization in May 2007 and (3) the consolidated operations of Solera Holdings, Inc. as of and following the corporate reorganization in May 2007.

i

OUR COMPANY

We are the leading global provider of software and services to the automobile insurance claims processing industry. Our customers include more than 900 automobile insurance companies, including each of the ten largest automobile insurance companies in Europe and at least nine of the ten largest automobile insurance companies in North America. We also provide our software and services to over 33,000 collision repair facilities, 7,000 independent assessors and 3,000 automotive recyclers. Our software and services help our customers: estimate the costs to repair damaged vehicles; determine pre-collision fair market values for vehicles damaged beyond repair; automate steps of the claims process; outsource steps of the claims process that insurance companies have historically performed internally; and improve their ability to monitor and manage their businesses through data reporting and analysis. We are active in over fifty countries and derive most of our revenues from our estimating and workflow software.

We are a Delaware corporation. Our principal executive offices are located at 15030 Avenue of Science, San Diego, California 92128, and our telephone number is (858) 724-1600. Our website is www.solerainc.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon in determining whether to make an investment in our common stock.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including (i) the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, which was filed with the Securities and Exchange Commission, or SEC, on August 29, 2008, and (ii) the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which was filed with the Securities and Exchange Commission, or SEC, on November 6, 2008, each of which is incorporated by reference in this prospectus, and each of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995 which are based on management’s current expectations, estimates and projections. These statements may be found throughout this prospectus and the documents incorporated by reference herein. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position and our business outlook or state other “forward-looking” information. The information incorporated by reference under the heading “Risk Factors” in this prospectus provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following:

•

we depend on a limited number of customers for a substantial portion of our revenues, and the loss of, or a significant reduction in volume from, any of these customers would harm our financial results;

•	competitive pressures may require us to significantly lower our prices;

•	our industry is highly competitive, and our failure to compete effectively could result in a loss of customers and market share, which could harm our revenues and operating results;

•	the time and expense associated with switching from our competitors’ software and services to ours may limit our growth;

•	our future operating results may be subject to volatility as a result of exposure to foreign currency exchange risks;

•	our industry is subject to rapid technological changes, and if we fail to keep pace with these changes, our market share and revenues will decline;

•	changes in, or violations by us or our customers of, applicable government regulations could reduce demand for or limit our ability to provide our software and services in those jurisdictions;

•	we may incur significant restructuring and severance charges in future periods, which would harm our operating results and cash position or increase debt;

•

we require a significant amount of cash to service our indebtedness, which reduces the cash available to finance our organic growth, make strategic acquisitions and enter into alliances and joint ventures;

•	our amended and restated senior credit facility contains restrictive covenants that limit our ability to engage in certain activities;

•

current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that our actual results could differ materially from expectations;

•	we have a large amount of goodwill and other intangible assets as a result of the Acquisition. Our earnings will be harmed if we suffer an impairment of our goodwill or other intangible assets;

•	we have a history of net losses and may not maintain profitability in the future;

•	we have a very limited operating history as a stand-alone company, which may make it difficult to evaluate our future operating results;

•	our software and services rely on information generated by third parties and any interruption of our access to such information could materially harm our operating results;

•	system failures, delays and other problems could harm our reputation and business, cause us to lose customers and expose us to customer liability;

•	security breaches could result in lost revenues, litigation claims and/or harm to our reputation;

•	we are active in over 50 countries, where we are subject to country-specific risks that could adversely impact our business and results of operations;

•	our operating results may vary widely from period to period, which may cause our stock price to decline;

•	future acquisitions and joint ventures or dispositions may require significant resources and/or result in significant unanticipated losses, costs or liabilities;

•	we may require additional capital in the future, which may not be available on favorable terms, or at all;

•

privacy concerns could require us to exclude data from our software and services, which may reduce the value of our offerings to our customers, damage our reputation and deter current and potential users from using our software and services;

•	our business depends on our brands, and if we are not able to maintain and enhance our brands, our business and operating results could be harmed;

•

third parties may claim that we are infringing upon their intellectual property rights, and we could be prevented from selling our software or suffer significant litigation expense even if these claims have no merit;

•	we may be unable to protect our intellectual property and property rights, either without incurring significant costs or at all, which would harm our business;

•

we depend on a limited number of key personnel who would be difficult to replace. If we lose the services of these individuals, or are unable to attract new talent, our business will be adversely affected;

•	current or future litigation could have a material adverse impact on us;

•	requirements associated with being a public company increase our costs significantly, as well as divert significant company resources and management attention;

•

our certificate of incorporation and by-laws contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management;

•	if we are not able to maintain adequate compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, we may be subject to sanctions by regulatory authorities; and

•	we currently do not intend to pay dividends on our common stock, and as a result, your only opportunity to achieve a return on your investment is if the price of our common stock appreciates.

The forward-looking statements made in this prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless we state otherwise in an applicable supplement to this prospectus, the net proceeds, if any, from the sale of the shares of common stock offered by this prospectus will be used for general corporate purposes, which may include the acquisition of complementary businesses and the repayment of indebtedness. At the date of this prospectus, we do not consider any currently contemplated significant purchase of businesses or other material assets to be probable of completion. If, as of the date of any prospectus supplement, we have identified any such proposed purchase as probable, we will describe it in the prospectus supplement. The amount of shares of our common stock offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing and nature of the application of net proceeds from the sale of those shares, will depend upon our funding requirements. If we elect at the time of an issuance of shares to make different or more specific use of proceeds than described in this section, we will describe that use of proceeds in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the common stock offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Certain partners of Kirkland & Ellis LLP, are members of a limited liability company that is an investor in GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P. Certain partners of Kirkland & Ellis LLP are members of a partnership that is an investor in GTCR Co-Invest II, L.P. GTCR Fund VIII, L.P., GTCR Fund VIII/B L.P. and GTCR Co-Invest II, L.P., respectively, are the direct beneficial owners of shares of our common stock.

Kirkland & Ellis LLP represents entities affiliated with GTCR Golder Rauner II, L.L.C. and its affiliates in connection with legal matters. The shares of our common stock beneficially owned directly by each of GTCR Fund VIII, L.P. and GTCR Fund VIII/B, L.P. are beneficially owned indirectly by GTCR Partners VIII, L.P., the general partner of each such fund; and by GTCR Golder Rauner II, L.L.C., its general partner. The shares of our common stock beneficially owned directly by GTCR Co-Invest II, L.P. are beneficially owned indirectly by GTCR Golder Rauner II, L.L.C., its general partner. GTCR Golder Rauner II, L.L.C. has voting and dispositive authority over the shares held by GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P., and therefore may be deemed to beneficially own such shares.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the company’s Annual Report on Form 10-K for the year ended June 30, 2008 and the effectiveness of Solera Holdings, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of the Claims Services Group incorporated in this prospectus by reference from the Annual Report on Form 10-K of Solera Holdings, Inc. for the year ended June 30, 2008 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Filings. We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

Registration Statement. We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

Incorporation by Reference. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended June 30, 2008 filed with the SEC on August 29, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the SEC on November 6, 2008;

•	our Current Report on Form 8-K filed with the SEC on October 9, 2008;

•	our Current Report on Form 8-K/A filed with the SEC on October 15, 2008;

•	our Current Report on Form 8-K filed with the SEC on October 15, 2008; and

•

the description of our common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the prospectus supplement filed pursuant to Rule 424(b)(1) on October 4, 2007 as part of our registration statement on Form S-1, initially filed with the SEC on September 17, 2007 (Registration No. 333-146113), including exhibits, as amended.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to Jason Brady, Solera Holdings, Inc., 15030 Avenue of Science, San Diego, California 92128, (858) 724-1600.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by Solera Holdings, Inc. (the “Company”), in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	*
Printing expense	$10,000
Accounting fees and expense	100,000
Legal fees and expense	25,000
Miscellaneous expenses	15,000

Total(1)	$150,000

*	Omitted because the registration fee is being deferred in accordance with Rules 456(b) and 457(r).
(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) permits each Delaware corporation to indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, against expenses, liabilities and losses (including attorneys' fees) incurred in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Article Eight of our Certificate of Incorporation provides that we shall indemnify each such person against such losses to the fullest extent provided by the DGCL, provided, however, that, subject to certain exceptions, we shall provide such indemnification only in connection with a proceeding initiated by such person only if authorized by our board of directors. The right to indemnification conferred by our Certificate of Incorporation is a contract right and, subject to certain exceptions, includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

As permitted by Section 102(b)(7) of the DGCL, Article Seven of our Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended, each of our directors is not liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

As permitted by Section 145 of the DGCL, we have obtained policies that insure (a) our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) us with respect to indemnification payments that we may make to such directors and officers. We have also entered into indemnification agreements with each of our directors and certain of our executive officers.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on the 13th of November, 2008.

SOLERA HOLDINGS, INC.

By:	/S/ TONY AQUILA
Tony Aquila
President, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Aquila and Jack Pearlstein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

*  *  *  *

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities indicated and on the 13th of November, 2008.

Signatures	Capacity
/S/ TONY AQUILA Tony Aquila	President, Chief Executive Officer and Chairman of the Board (principal executive officer)

/S/ JACK PEARLSTEIN Jack Pearlstein	Chief Financial Officer, Treasurer and Assistant Secretary (principal financial and accounting officer)

/S/ PHILIP A. CANFIELD Philip A. Canfield	Director

/S/ ARTHUR F. KINGSBURY Arthur F. Kingsbury	Director

/S/ JERRELL SHELTON Jerrell Shelton	Director

/S/ STUART J. YARBROUGH Stuart J. Yarbrough	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.(1)

4.1	Specimen Common Stock Certificate.(2)

4.2	Registration Rights Agreement, dated as of April 1, 2005, by and among Solera Holdings, LLC, GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P., GTCR Co-Invest II, L.P. and each of the other Stockholders party thereto.(3)

5.1	Opinion of Kirkland & Ellis LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

(1)	To be filed by amendment, or incorporated by reference, as applicable, in connection with the offering of a particular class or series of securities.

(2)	Incorporated herein by reference from Solera Holdings, Inc.’s Form S-1/A filed with the SEC on May 9, 2007.

(3)	Incorporated herein by reference from Exhibit 4.2 to Solera Holdings, Inc.’s Form S-1 filed with the SEC on February 12, 2007.